Exhibit 10.3.2

Execution Version

Second Amendment To

Collaboration and License Agreement

This Second Amendment (this “Second Amendment”) to the Collaboration Agreement (as defined below) is entered into as of October 15, 2021 (“Second Amendment Effective Date”) by and among Wave Life Sciences USA, Inc., a corporation organized and existing under the Laws of the State of Delaware (“Wave US”), Wave Life Sciences UK Limited, a private limited company incorporated under the laws of England and Wales (“Wave UK”, and together with Wave US, “Wave”), and Takeda Pharmaceutical Company Limited, a corporation organized and existing under the Laws of Japan (“Takeda”).  Wave and Takeda are referred to in this Agreement individually as a “Party” and collectively as the “Parties”. Capitalized terms that are not defined herein will have the meanings ascribed to them in the Collaboration Agreement.

RECITALS

WHEREAS, Wave and Takeda are Parties to that certain Collaboration and License Agreement executed as of February 19, 2018, as amended by the First Amendment to the Collaboration and License Agreement, dated August 4, 2020 (such amendment, the “First Amendment”, and such agreement as amended, the “Collaboration Agreement”);

WHEREAS, pursuant to [***] the Collaboration Agreement with respect to the Licensed Category 2 Targets in existence [***] (the “Existing Licensed Category 2 Targets”).  For purposes of this Second Amendment, Existing Licensed Category 2 Targets shall [***];

WHEREAS, the Parties agree to wind down all Licensed Category 2 Programs associated with the Existing Licensed Category 2 Targets (the “Existing Licensed Category 2 Programs”); and

WHEREAS, the Parties desire to amend the Collaboration Agreement in connection with such wind-down.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.Program Wind Down Payment

1.1Takeda will pay a one-time non-refundable, non-creditable and not subject to set-off, payment of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00) to Wave as [***] with respect to the Existing Licensed Category 2 Programs (such payment, the “Program Wind-Down Payment”), such payment to be made no later [***] (the date Wave receives the Program Wind-Down Payment, the “Program Wind-Down Payment Date”).  Wave desires that the Program Wind-Down Payment be allocated between Wave US and Wave UK and Takeda will make the Program Wind-Down Payment to each of Wave US and Wave UK as indicated on Exhibit A to this Second Amendment.

1.2Takeda will pay to Wave the full amount of the Program Wind-Down Payment and will not apply the amount of any previously unspent amount of any Annual Research Fees paid by Takeda to Wave pursuant to Section 11.4.1 of the Collaboration Agreement against the Program Wind-Down Payment. Other than the Program Wind-Down Payment, Wave will not seek reimbursement or payment from Takeda for any other Licensed Category 2 Research Expenses or other amounts related to the Existing Licensed Category 2 Programs whenever incurred, including during the fourth (4th) year of the Initial Licensed Category 2 Research Term.

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2.Licensed Category 2 Programs

2.1Notwithstanding anything to the contrary in the Collaboration Agreement [***], effective as of the Program Wind-Down Payment Date, the Parties hereby [***] agree to wind down the Existing Licensed Category 2 Programs, including the Licensed Category 2 Research Term with respect to all Existing Licensed Category 2 Targets, and all Existing Licensed Category 2 [***]. All Existing Licensed Category 2 Targets will be [***] of the Collaboration Agreement and, except as otherwise set forth in this Second Amendment, [***] of the Collaboration Agreement will apply with respect to the Existing Licensed Category 2 Targets [***].

2.2Except as expressly set forth in this Second Amendment (including Section 4.3 of this Second Amendment), as of the Second Amendment Effective Date, Takeda will have no further rights or obligations (including under Section 13.6.1.2 of the Collaboration Agreement) to Wave with respect to the Existing Licensed Category 2 Programs, including any Existing Licensed Category 2 Targets or Licensed Category 2 Compounds associated with such Existing Licensed Category 2 Programs.  Except as expressly set forth in this Second Amendment (including Section 4.3 of this Second Amendment), as of the Second Amendment Effective Date, Takeda will have no further rights or obligations under Article 4 or Sections 5.2 or 11.4.1 of the Collaboration Agreement to Wave with respect to any Licensed Category 2 Programs, including any Licensed Category 2 Compounds or any Licensed Category 2 Targets.  For the avoidance of doubt, the foregoing sentence does not limit Takeda’s obligations under Section 1 of this Second Amendment.

2.3Except as expressly set forth in this Second Amendment (including Sections 4.3 and 4.6 of this Second Amendment), as of the Second Amendment Effective Date, Wave will have no further rights or obligations (including under Section 13.6.1.1 of the Collaboration Agreement) to Takeda with respect to the Existing Licensed Category 2 Programs, including any Existing Licensed Category 2 Targets or Licensed Category 2 Compounds associated with such Existing Licensed Category 2 Programs.  Except as expressly set forth in this Second Amendment (including Sections 4.3 and 4.6 of this Second Amendment), as of the Second Amendment Effective Date, Wave will have no further rights or obligations under Article 4 or Sections 5.2 or 11.4.1 of the Collaboration Agreement to Takeda with respect to any Licensed Category 2 Programs, including any Licensed Category 2 Compounds or any Licensed Category 2 Targets

2.4For the avoidance of doubt, if (a) pursuant to Section 3.4.2.1 of the Collaboration Agreement, Wave elects to convert a Candidate Category 1 Target that is the subject of an Option Exercise Notice into a Licensed Category 2 Target and to convert all Candidate Category 1 Compounds, Candidate Category 1 Products, and Companion Diagnostics directed to such Candidate Category 1 Target into Licensed Category 2 Compounds, Licensed Category 2 Products, and Companion Diagnostics directed to such Licensed Category 2 Target (as applicable), or (b) pursuant to Section 3.4.2.2 of the Collaboration Agreement, Takeda deems that Wave provided a Conversion Notice with respect to a Licensed Category 1 Target and thereby a Licensed Category 1 Target is converted to a Licensed Category 2 Target and all Licensed Category 1 Compounds, Licensed Category 1 Products, and Companion Diagnostics directed to such Licensed Category 1 Target are converted into Licensed Category 2 Compounds, Licensed Category 2 Products, and Companion Diagnostics directed to such Licensed Category 2 Target, respectively, then, in either case ((a) or (b)), the Collaboration Agreement (as amended by this Second Amendment) shall continue to apply with respect to such Licensed Category 2 Compounds, Licensed Category 2 Products, and Companion Diagnostics directed to such Licensed Category 2 Target.  For the further avoidance of doubt, Section 11.4.1 of the Collaboration Agreement does not apply with respect to any Licensed Category 2 Target the subject of a Conversion Notice and Takeda shall have no obligations and Wave shall have no rights under Section 11.4.1.

3.Amendment

3.1Notwithstanding anything to the contrary in the Collaboration Agreement, Takeda hereby grants to Wave and its Affiliates, an exclusive, royalty-free, fully paid, worldwide, irrevocable, perpetual license, with the right to grant sublicenses through multiple tiers, under the Reversion Technology, solely to the extent necessary to Exploit Reversion Products in the Field in the Territory (such license, the “Reversion License” for  purposes of this Second Amendment and the Collaboration Agreement).   Except as modified by this Section 3.1 of this Second Amendment, Section 16.6.3 of the Collaboration Agreement shall apply with respect to such Reversion License.

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3.2Notwithstanding anything to the contrary in the Collaboration Agreement, the Parties acknowledge and agree that Sections 16.6.4, 16.6.5, 16.6.6, 16.6.7, 16.6.8 and 16.6.9 of the Collaboration Agreement are not applicable for the Existing Licensed Category 2 Targets, and Takeda shall have no obligations under any such Section of the Collaboration Agreement under this Second Amendment, the wind down of such Existing Licensed Category 2 Programs [***]. Takeda hereby represents and warrants to Wave as of the Second Amendment Effective Date that, to the knowledge of Takeda, Takeda is not party to any Third Party agreement relating exclusively to the Exploitation of any Reversion Product.  Notwithstanding anything to the contrary in this Section 3.2 of this Second Amendment, if following the Second Amendment Effective Date, Takeda determines that it is party to any Third Party agreement relating exclusively to the Exploitation of any Reversion Product, then Takeda shall promptly give Wave notice of the same and the Parties shall comply with Section 16.6.7 of the Collaboration Agreement.

3.3Solely for purposes of this Second Amendment and with respect to all Existing Licensed Category 2 Targets, Section 16.9 of the Collaboration Agreement is hereby amended and restated as follows:

“In addition to the termination consequences set forth in Section 16.6 (Effects of Termination by Wave for Cause or Takeda for Convenience) (together with the Sections referenced therein), the following provisions will survive termination of this Agreement with respect to all Existing Licensed Category 2 Targets:  all of Sections 1 (Definitions), 5.5 (Scientific Records) to the extent consistent with the applicable Party’s record retention policies, 10.7 (No Other Rights) (solely in case of termination), 12 (Confidentiality and Publication), 14.5 (Limitation of Liability), 15.1 (Inventorship), 15.2 (Ownership), 15.4.3 (Joint Collaboration IP), 15.4.4 (Patent Assistance) (solely with respect to Joint Collaboration IP), 15.5 (Third Party Infringement and Defense) (solely with respect to Joint Collaboration IP), 15.9 (Common Interest), Section 16.9 (Survival), and 17 (Miscellaneous).  Except as otherwise set forth in this Second Amendment, termination of this Agreement with respect to the Existing Licensed Category 2 Targets will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, with respect to any breach of this Agreement.”

3.4Section 5.3.2 of the Collaboration Agreement is hereby amended and restated in its entirety as follows:

“5.3.2Licensed Category 2 Transition Plan. On a Licensed Category 2 Target-by-Licensed Category 2 Target basis, no later than sixty (60) days after a Conversion Notice pursuant to Section 3.4.2.1 or Takeda deeming a failure to pay as delivery of a Conversion Notice pursuant to Section 3.4.2.2, the Parties will prepare a plan for the transition from Wave to Takeda of all further Development and regulatory activities for Licensed Category 2 Compounds, Licensed Category 2 Products, and Companion Diagnostics directed to the applicable Licensed Category 2 Target, including any required technology transfer (for each such Licensed Category 2 Target, a “Licensed Category 2 Transition Plan”). Each Licensed Category 2 Transition Plan will include (a) the assignment from Wave to Takeda of all INDs, Regulatory Approvals, Regulatory Materials and other regulatory documentation related to such Licensed Category 2 Compounds, Licensed Category 2 Products, and Companion Diagnostics directed to the applicable Licensed Category 2 Target, and (b) a detailed budget for such activities, that takes into account the expected costs of such activities (for each Licensed Category 2 Target, the “Licensed Category 2 Transition Budget”).  The JSC will review and discuss each such Licensed Category 2 Transition Plan and each such Licensed Category 2 Transition Plan will be subject to Takeda’s final decision making authority pursuant to Section 9.7.2.2. The Parties understand that a Licensed Category 2 Transition Plan, along with the Parties’ obligations thereunder, will commence after a Conversion Notice pursuant to Section 3.4.2.1 or Takeda deeming a failure to pay as delivery of a Conversion Notice pursuant to Section 3.4.2.2, and such obligations will continue beyond the transfer to Takeda of Regulatory Lead with respect thereto. The Parties agree that, notwithstanding anything in this Agreement to the contrary, Wave will not be required to perform activities under a Licensed Category 2 Transition Plan unless Takeda fully funds Wave’s activities in accordance with and to the extent set forth in Section 5.3.5 (Licensed Category 2 Development Expenses) other than any costs or expenses of Wave or its Affiliates to the extent caused by Wave’s breach of this Agreement.  For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, from and after a Conversion Notice pursuant to Section 3.4.2.1 or deemed provision of a Conversion Notice pursuant to Section

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3.4.2.2, (x) Takeda shall be the Development Lead and the Regulatory Lead for all Licensed Category 2 Compounds, Licensed Category 2 Products, and Companion Diagnostics directed to the applicable Licensed Category 2 Target and (y) the Licensed Category 2 Development Term shall be deemed to have commenced upon the relevant Conversion Notice, or Takeda deeming a failure to pay as a Conversion Notice.  This Section 5.3.2 will control in the event of a conflict with Section 3.4.2.”

3.5This Second Amendment will control in the event of a conflict with the Collaboration Agreement with respect to any Licensed Category 2 Targets.

4.Additional Terms.

4.1Each Party will be responsible for its own attorneys’ fees related to this Second Amendment.

4.2The Parties hereby disband the Category 2 Research Committee as of the Program Wind-Down Payment Date.

4.3 Wave will [***] during a meeting of the JSC or another forum mutually acceptable to the Parties, [***] part of the Licensed Category 2 Research Program [***] within thirty (30) days following [***] pursuant to this Section 4.3 of this Second Amendment is and will remain [***] and is and will be subject to Article 12 of the Collaboration Agreement; and [***] under the Collaboration Agreement and to inform [***].

4.4Neither Party will make any press release related to this Second Amendment without the written agreement of both Parties as to the substance of any such press release, except for the press release attached to this Second Amendment as Exhibit C, except that following such press release, either Party may make subsequent public disclosure of the information contained in such press release without the further approval of the other Party (so long as such information remains true and correct).

4.5Effective as of the Program Wind-Down Payment Date, each Party hereby grants the other Party [***].

4.6Wave will indemnify, hold harmless, and defend Takeda Indemnitees from and against any and all Losses arising out of or resulting from, directly or indirectly, the Exploitation of [***] by or on behalf of Wave or any of its Related Parties.  Notwithstanding the foregoing, Wave will have no obligation to indemnify the Takeda Indemnitees to the extent that the Losses arise out of or result from, directly or indirectly, matters for which Takeda is obligated to indemnify Wave under Sections 14.1 of the Collaboration Agreement.  Sections 14.4 and 14.5 of the Collaboration Agreement (mutatis mutandis) will apply to all claims under this Section 4.6 of this Second Amendment.

5.Miscellaneous.

5.1Except as herein provided, the Collaboration Agreement and all of its terms remain in full force and effect.  The Collaboration Agreement will, together with this Second Amendment, be read and construed as a single agreement.

5.2This Second Amendment may be executed in two or more counterparts, including by facsimile or PDF signature pages, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their duly authorized representatives as of the Second Amendment Effective Date.

WAVE LIFE SCIENCES USA, INC.		WAVE LIFE SCIENCES UK LIMITED

BY:	/s/ Kyle Moran	BY:	/s/ Kate Burt

NAME:	Kyle Moran	NAME:	Kate Burt

TITLE:	Chief Financial Officer	TITLE:	VP, Corporate Development

TAKEDA PHARMACEUTICAL COMPANY LIMITED

BY:	/s/ Ceri Davies

NAME:	/s/ Ceri Davies

TITLE:	Vice President

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Exhibit A

Allocation of Program Wind-Down Payment

•	Wave US == $[***]

•	Wave UK == $[***]

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Exhibit B

[***].

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Exhibit C

Press Release

Wave Life Sciences and Takeda Amend CNS Collaboration

Amendment to ongoing collaboration allows Wave to advance or partner CNS programs, including those using ADAR editing

Takeda option to co-develop and co-commercialize late-stage CNS programs, including clinical programs WVE-004 and WVE-003, remains unchanged

CAMBRIDGE, Mass., October 18, 2021 – Wave Life Sciences Ltd. (Nasdaq: WVE), a clinical-stage genetic medicines company committed to delivering life-changing treatments for people battling devastating diseases, today announced an amendment to its ongoing collaboration with Takeda Pharmaceutical Company Limited, which immediately discontinues the discovery research component of the collaboration that provided Takeda with the right to license multiple preclinical programs for central nervous system (CNS) indications over a four-year research term. Under terms of the amendment, Takeda will pay Wave $22.5 million for collaboration-related research and preclinical expenses. The amendment announced today allows Wave to advance CNS programs independently or enter partnerships in the CNS field outside of the three specified targets, which are part of the ongoing late-stage collaboration between the companies.

The late-stage component of the original collaboration led by Wave remains unchanged, including Takeda’s option to co-develop and co-commercialize CNS therapies for three targets, C9orf72, HTT and ATXN3, including WVE-004 and WVE-003. WVE-004 and WVE-003 are currently being investigated in the ongoing Phase 1b/2a FOCUS-C9 clinical trial for the treatment of amyotrophic lateral sclerosis and frontotemporal dementia, and the ongoing Phase 1b/2a SELECT-HD clinical trial for the treatment of Huntington’s disease, respectively. Should Takeda opt in on any of these programs, Wave would receive an opt-in payment and would lead manufacturing and joint clinical co-development activities. Takeda would lead joint co-commercial activities in the United States and all commercial activities outside of the United States. Global costs and potential profits would be shared 50:50 and Wave would be eligible to receive development and commercial milestone payments.

“This amendment streamlines our existing collaboration with Takeda and immediately enables us to advance or partner early-stage CNS programs, outside of the C9orf72, HTT, and ATXN3 targets, and including those leveraging our ADAR editing capability,” said Paul Bolno, MD, MBA, President and Chief Executive Officer of Wave Life Sciences. “Over many years, the collaboration with Takeda has yielded value for Wave and the patients we aim to serve. We look forward to continuing the partnership as we advance our ongoing clinical programs.”

Wave’s cash runway remains unchanged. The company expects that its existing cash and cash equivalents, together with expected and committed cash from its existing collaboration, will enable the company to fund its operating and capital expenditure requirements into the second quarter of 2023.

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About Wave Life Sciences

Wave Life Sciences (Nasdaq: WVE) is a clinical-stage genetic medicines company committed to delivering life-changing treatments for people battling devastating diseases. Wave aspires to develop best-in-class medicines across multiple therapeutic modalities using PRISM, the company’s proprietary discovery and drug development platform that enables the precise design, optimization and production of stereopure oligonucleotides. Driven by a resolute sense of urgency, the Wave team is targeting a broad range of genetically defined diseases so that patients and families may realize a brighter future. To find out more, please visit www.wavelifesciences.com and follow Wave on Twitter @WaveLifeSci.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the collaboration and license agreement between Wave and Takeda, including the current amendment and the terms and payment related thereto; the anticipated benefits of the amendment; and the anticipated duration of our cash runway. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release and actual results may differ materially from those indicated by these forward-looking statements as a result of these risks, uncertainties and important factors, including, without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in Wave’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as amended, and in other filings Wave makes with the SEC from time to time. Wave undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

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Investor Contact:

Kate Rausch

617-949-4827

krausch@wavelifesci.com

Media Contact:

Alicia Suter

617-949-4817

asuter@wavelifesci.com

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